CERTIFICATE OF SHARES



                       FIRST TRUST VALUE LINE(R) 100 FUND

                           Organized under the laws of
                        the Commonwealth of Massachusetts

         This Certificate is transferable in Boston, MA and New York, NY


COMMON SHARES: _________                                    CUSIP:  33735D 10 4


     THIS CERTIFIES THAT  __________________________ is the Owner of ___________
fully paid and non-assessable Common Shares of beneficial interest $.01 par value of First Trust Value Line(R) 100 Fund (herein called the "Fund") transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Fund establishing the Fund as a Massachusetts business trust, and all amendments thereto (copies of which are on file with the Secretary of the Commonwealth of Massachusetts) and the Fund's By-Laws (copies of which are on file at the principal office of the Fund), to all of which the holder by acceptance hereof expressly assents. This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile signatures of the duly authorized officers of the Fund.

Dated:  ___________________.

                                             FIRST TRUST VALUE LINE(R) 100 FUND

                                             /s/ James A. Bowen
                                             ----------------------------------
                                             Chairman of the Board

                                             /s/  W. Scott Jardine
                                             ----------------------------------
                                             Secretary

COUNTERSIGNED AND REGISTERED:

PFPC INC.
Transfer Agent and Registrar


By___________________________________________________
  Authorized Officer

                       FIRST TRUST VALUE LINE(R) 100 FUND


First Trust Value Line(R) 100 Fund (the "Fund") will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of beneficial interest of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common
TEN ENT  - as tenants by the entireties
JT TEN   - as joint tenants with right
           of survivorship and not as
           tenants in common


UNIF GIFT MIN ACT-..............Custodian..............
                        (Cust)              (Minor)
                  under Uniform Gifts to Minors
                  Act....................................
                                  (State)

     Additional abbreviations may also be used though not in the above list.



For Value Received _____________________ hereby sell, assign and transfer unto

 Please insert social security or other
    identifying number of Assignee

_______________________________________

________________________________________________________________________________
       (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

________________________________________________________________________________

__________________________________________________________________ Common Shares

of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint

___________________________________________________________________ Attorney to

transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises.

Dated ___________________


                         X  ____________________________________________________


                         X  ____________________________________________________
                  NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By _________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.